Exhibit 10.1

Memorandum of understanding

Dated 17 July 2008

Smart Win International Limited (“Smart Win”)

Empire Energy Corporation International (“Empire Energy”)

Great South Land Minerals Limited (“GSLM”)

Malcolm Bendall

Mallesons Stephen Jaques

37th Floor Two International Finance Centre

8 Finance Street

Central Hong Kong

T +852 3443 1000

F +852 3443 1299

www.mallesons.com

Contents

Details		1
Recitals		2

General terms		4
1	Representations and warranties	4

1.1	Representations and warranties	4
1.2	Indemnity	4
2	Funding arrangements	4

2.1	Note Documents	4
2.2	Advance of funds	5
3	Budgets	5

3.1	Budget approval	5
3.2	Restriction on spending	5
3.3	Information	5
4	Due diligence	5

4.1	Conduct of due diligence	5
4.2	Provision of information	6
5	Options	6

5.1	Joint Venture	6
5.2	Smart Win options	6
5.3	Notices	7
5.4	Representations	7
5.5	Obligations	7
5.6	Registrar of Mines	8
6	Restrictions on Empire Energy	8

6.1	Consent	8
6.2	Further option	8
6.3	Restriction	8
6.4	Use of funds	8

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7	Exclusivity	9

8	Joint Venture Announcements	9

9	Confidentiality	9

10	Nature of memorandum of understanding	10

11	Governing law	10

12	Further assistance	10

13	Process Agent	10

14	Costs	10

15	Counterparts	10
Schedule 1 - Joint venture terms		11
Schedule 2 - Budget		13
Signing page		14
Annexure		16

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Memorandum of understanding

Details

Parties	Smart Win, Empire Energy, GSLM and Malcolm Bendall

Smart Win	Name	Smart Win International Limited

	Incorporated	British Virgin Islands

	Number	1475168

	Address	Room 1401, New World Tower 1, 18 Queen’s Road Central, Hong Kong

	Attention	The Directors

Empire Energy	Name	Empire Energy Corporation International

	Incorporated	Nevada, United States of America

	Number	C21226-2002

	Address	4500 College Bovd. Suite 240 Leawood, KS 66211-1870, U.S.A.

	Attention	The Directors

GSLM	Name	Great South Land Minerals Ltd

	Incorporated	Australia

	Australian Company No.	068 650 386

	Address	3/65 Murray Street Hobart. Tasmania Australia 7000

	Attention	The Directors

Malcolm Bendall	Name	Malcolm Bendall

	Australian passport no.	E3038581

	Address	37 Nicholas Drive, Sandy Bay, Tasmania, Australia

	Attention	Malcolm Bendall

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Recitals

A	GSLM is a 100% held subsidiary of Empire Energy, and holds a Special Exploration Licence (SEL 13/98), the particulars of which are set out in Clause 1 of this memorandum. Smart Win is a joint venture between Genesis Energy Holdings Limited and New Times Group Holdings Limited, both listed on the Stock Exchange of Hong Kong Limited.

B	Smart Win and Empire Energy will enter into a senior secured note (the “Note”) and pledge and security agreement (the “Pledge Agreement”), the form of which is substantially in the forms annexed and Malcolm Bendall will enter into a guarantee in the form annexed (“Guarantee”) (together the Senior Secured Note, Pledge Agreement and the Guarantee are the “Note Documents”). Smart Win will be the note holder and Empire Energy will be the issuer. Smart Win will lend AUD$5,000,000.00 to Empire Energy as per the terms and conditions of the Senior Secured Note.

C	Smart Win will have the irrevocable and exclusive option to enter into a joint venture with Empire Energy and GSLM for the exploration and development of the oil, gas and helium resources of the Tasmania Basin (the “Project”) within Special Exploration Licence (SEL 13/98).

D	Smart Win has the right to conduct, at its own expense, full due diligence on the Project, GSLM, Empire Energy and such other companies and matters as far as they are related to GSLM and the Project. Empire will have the right to receive unequivocal proof that Smart Win has the contracted support of its JV partners, giving it the capacity and means to fulfil its obligations under the Joint Venture.

E	GSLM may only expend the funds advanced by Smart Win under the Senior Secured Note in accordance with agreed disbursements as set out in Schedule 2, or as approved by Smart Win in writing, by signing of this MOU.

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	F	During the period of negotiation of the definitive JV agreement (“JV agreement”), to be concluded not later than 31 July 2008, unless otherwise agreed between the parties, Empire will not raise capital in excess of amounts required for debt management and other projects, such as Pacific Rim Foods Ltd, but Empire is not allowed to raise capital to use for the project under SEL 13/98 (excluding the MRA JV).

	G	Furthermore, Empire also agrees to restrict the usage of funds raised. The funds are not allowed to drill the first well or repay the loan under the Senior Secured Note unless the repayment is subject to Smart Win's consent.

	H	Notwithstanding the above, in recognition of a mutual desire to maximize the potential of rig mobilization, if the parties agree to a 2 well program, Empire and/or Smart Win may contribute a further AUD$2,500,000.00 each to complete the wells. If Smart Win makes further investment, this investment will be deemed as a part of the whole investment of AUD$45,000,000.00.

	I	Malcolm Bendall is a major shareholder in Empire Energy and has agreed to provide a guarantee of its obligations.

Governing law	Hong Kong

Date of agreement	See Signing page

Business Days	Reference to a Business Day is to a day other than a Saturday, Sunday or public holiday in Hong Kong.

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Memorandum of understanding

General terms

1	Representations and warranties

1.1	Representations and warranties

Empire Energy and GSLM each represents and warrants as follows, as at the date of this agreement and the Option Date (as defined in clause 5.2):

(a)	GSLM holds a valid Tasmanian special exploration license SEL 13/98 for an initial period of five years expiring in May 2004, subsequently extended for another five years to September 2009 (“SEL 13/98”) and it will proceed with the application for further extension of the period of such licence subject to the terms of SEL 13/98 and approvals of the relevant local authorities;

(b)	GSLM does not have any outstanding obligation to be fulfilled under the SEL 13/98 other than expenditure activity;

(c)	the farm-in agreement (the “Farm-in Agreement”) entered into between GSLM and MR Associates dated 20 December 2005 is excluded from this agreement in respect of the MRA JV area (“MRA JV area”); and

(d)	each of Smart Win, Empire Energy and GSLM are validly incorporated, have the power to enter into this memorandum and this memorandum is not in breach of any of their legal obligations and is legally enforceable.

1.2	Indemnity

Empire Energy and GSLM hereby agree to indemnify and keep indemnified Smart Win in full from and against all liabilities, losses, damages, claims, costs and expenses (including reasonable legal costs and expenses) incurred by Smart Win which arises as a consequence of any breach by Empire Energy or GSLM of any of the representation and warranties as set out in this Clause or any of their respective obligations under this memorandum.

2	Funding arrangements

2.1	Note Documents

On or about the date of this agreement, the parties will (subject to the agreement of the final terms of the Note Documents by Smart Win) enter into the Note Documents substantially in the forms annexed to this memorandum.

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2.2	Advance of funds

Subject to the parties entering into the Note Documents, the first drawdown of the funds to be lent by Smart Win to GSLM under the Senior Secured Note will occur on the date 5 Business Days after the date of this memorandum of understanding or July 22, 2008 whichever happens first.

3	Budgets

3.1	Budget approval

Included as Schedule 2, GSLM provides a budget hereby acknowledged by Smart Win showing the planned allocation of funds advanced by Smart Win in accordance with clause 2. Any alterations to the budget must also be approved by Smart Win in writing. GSLM will provide upon written request, copies of invoices, contracts and confirmations of payments to enable Smart Win to verify disbursements are in accordance with the approved schedule.

3.2	Restriction on spending

(a)	Empire Energy agrees that the funds are to be advanced directly by Smart Win to GSLM in tranches in accordance with the Note Documents annexed to this agreement.

(b)	GSLM and Empire Energy must not spend any of the funds advanced by Smart Win except in accordance with clause 3.1 and the budget in Schedule 2.

3.3	Information

GSLM and Empire Energy must provide Smart Win with reasonable access to and copies of all records and information reasonably required by Smart Win to ensure that GSLM and Empire Energy has each complied with this clause 3.

4	Due diligence

4.1	Conduct of due diligence

(a)	Smart Win has the right to execute reasonable full legal, financial and technical due diligence at its own expense and may appoint an independent technical consultant and other consultants to assess the potential resource, the budget and all aspects of the Project, GSLM and Empire Energy and such other companies and matters as far as they are related to GSLM and the Project. Any information provided or obtained during the due diligence process may not be used by Smart Win or its advisors for any purpose other than this Joint Venture and will be returned at the end of the due diligence period.

(b)	Empire Energy and Smart Win will each have the right to receive unequivocal proof that each other has the contracted support of its JV partners, giving it the capacity and means to fulfil its obligations under the Joint Venture.

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4.2	Provision of information

Empire Energy and GSLM must provide Smart Win and its consultants with copies of all information relevant to the project within its control or capacity to provide and access to all relevant records as Smart Win reasonably requires to undertake its due diligence.

5	Options

5.1	Joint Venture

The parties will negotiate in good faith and agree full joint venture and operating documents based on the terms set out in Schedule 1 as soon as reasonably practicable after the date of this memorandum and in any event, all contents of the joint venture documents must be agreed between the parties by 31 July 2008 or such other dates as agreed by the parties, but certainly no later than October 15th 2008. The joint venture which Smart Win has the option to enter into in accordance with those documents is the “Joint Venture”.

5.2	Smart Win options

Smart Win holds the following irrevocable options to be available until the date 15 Business Days after the completion of drilling of the first test well or October 15, 2008, whichever is later (this date is the “Option Date”) GSLM commits to provide to Smart Win all reports available after the completion of drilling of the first test well. Smart Win may:

(a)	enter into the Joint Venture with a commitment of AUD$40,000,000.00 and cancellation of the Senior Secured Note of AUD$5,000,000.00, representing Smart Win owns 50% equity interest of the Joint Venture and GSLM owns a 50% equity interest of the Joint Venture; or

(b)	enter into the Joint Venture with a further commitment of less than AUD$40,000,000.00, in which case Smart Win’s property interest is calculated as: “amount actually paid/invested (including the first AUD$5,000,000.00 under the Senior Secured Note) divided by the possible total investment of AUD$45,000,000.00 with the result multiplied by 50%”; or

(c)	opt out of the Joint Venture and request Malcolm Bendall, Empire Energy and GSLM jointly and severally to repay AUD$5,000,000.00 under the terms and conditions of the Note Documents.

If Smart Win reasonably concludes that any Foreign Investment Review Board notification, review or approval is required then it may require that such notification, review or approval is a condition precedent to the exercise of the option and the timescale will be delayed accordingly.

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5.3	Notices

(a)	GSLM must notify Smart Win in writing when the first test well has been finished. GSLM will provide all reports available at that time. If GSLM fails to do so then the Option Date will be extended until the date 15 Business Days after GSLM provides the notice (or an earlier date nominated by Smart Win after the drilling of the well).

(b)	Smart Win must notify GSLM in writing by no later than 5p.m. (Hong Kong Time) on the Option Date which option Smart Win exercises. If Smart Win does not exercise any option, then clause 5.2(c) applies.

5.4	Representations

As at the Option Date, GSLM and Empire Energy represent and undertake that:

(a)	the due diligence information supplied by them is true, not misleading and does not omit any material information;

(b)	the Joint Venture (between GSLM and Smart Win) will be established and have proper authority to do the exploration under SEL 13/98 (excluding the MRA Joint Venture area) and the subsequent production and sale of oil and gas; and

(c)	they will procure the registration of the 50% interest in the SEL 13/98 (excluding the MRA Joint Venture area), to be held by Smart Win with the relevant authorities.

5.5	Obligations

On the Option Date, subject to and simultaneously with Smart Win paying its further commitment, GSLM and Empire Energy must procure that:

(a)	Smart Win will hold the full legal and beneficial title to its equity interest in the Joint Venture as set out in clause 5.2, free from any other third party rights or securities;

(b)	Smart Win’s interest in SEL 13/98 (excluding the MRA Joint Venture area) is registered in the appropriate records of the relevant authorities; and

(c)	the Joint Venture between Smart Win, Empire Energy and GSLM must duly be approved by the Minister, and then registered with Mineral Resources Tasmania and the Registrar of Mines. Mineral Resources Tasmania and Registrar of Mines will accept the registration and recognize the interest registered and will consult, notify and address to Smart Win in respect of all status of SEL 13/98 (excluding the MRA Joint Venture area), but in any event GSLM and Empire Energy must provide Smart Win with copies of all correspondence received in relation to SEL 13/98.

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5.6	Registrar of Mines

Empire Energy and GSLM must assist Smart Win, subject to and simultaneously with Smart Win paying its further commitment, in:

(a)	registering any caveat in relation to SEL 13/98 (excluding the MRA Joint Venture area) in respect of the Joint Venture; and

(b)	registering the Joint Venture as a dealing in relation to SEL 13/98 (excluding the MRA Joint Venture area), in each case as reasonably required by Smart Win.

6	Restrictions on Empire Energy

6.1	Consent

During the period of negotiation of the JV agreement, to be concluded not later than October 15, 2008, Empire will not raise capital in excess of amounts required for debt management and other projects, such as Pacific Rim Foods Ltd, but Empire is not allowed to raise capital to use for the project under SEL 13/98 (excluding the MRA JV area).

Furthermore, Empire also agrees to restrict the usage of funds raised. The funds are not allowed to drill the first well or repay the loan under the Note Documents unless the repayment is subject to Smart Win's consent.

6.2	Further option

Notwithstanding the above, in recognition of a mutual desire to maximize the potential of rig mobilization, if either parties elects to drill a second well program, Empire and/or Smart Win may contribute a further AUD$2,500,000.00 each to complete the wells on terms to be agreed.

6.3	Restriction

Empire Energy and GSLM are not allowed to seek additional joint venture arrangements related to SEL 13/98 (excluding the MRA JV area) during the period of negotiation of the JV agreement, to be concluded not later than October 15, 2008 unless the contents of the additional joint venture agreement to be entered into with the third party have been agreed upon by Empire Energy, GSLM and Smart Win.

6.4	Use of funds

Furthermore, during the period of negotiation of the JV agreement, to be concluded not later than October 15, 2008, Empire Energy and GSLM also agree to restrict the usage of any non JV funds raised by Empire Energy or GSLM. The funds must not be used to drill the first test well or repay the loan under the Note Documents without the prior written consent of Smart Win, unless Smart Win have opted out of the full JV commitment, except for drilling Thunderbolt (well 2).

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7	Exclusivity

Until 15 October 2008, neither Empire Energy nor GSLM will seek or enter into alternative joint venture arrangements or other funding arrangements in relation to SEL 13/98 (excluding the MRA JV area) or any farm in or other arrangements where any other party shares in production or revenue derived from production in relation to operation, exploration of SEL 13/98 (excluding the MRA JV area).

8	Joint Venture Announcements

Except as required by applicable laws, rules and regulations or the requirements of the relevant stock exchange, no party may make any public or stock exchange announcement in relation to these memorandum of understanding or the matters contained in these memorandum of understanding without the prior written approval of each other party, which approval must not be unreasonably withheld or delayed.

It is noted that a 24 hour to 48 hour maximum notification period applies to the USA jurisdiction requirements conflicting with the HKEx approval process. Nothing in this provision can restrict Empire from making required announcements and disclosures in its regulatory requirements.

9	Confidentiality

All information exchanged between the parties under or in connection with this agreement or during the negotiations preceding this agreement is confidential to them and may not be used to personal benefit or disclosed to any person except:

(a)	to employees, legal advisers, auditors or other consultants of the party or its related entities requiring the information for the purposes of this agreement or implementing the matters contained in it;

(b)	where reasonably required in order for a party to fulfil its obligations under this agreement;

(c)	with the consent of the party who supplied the information;

(d)	if required by law or the rules of any recognised stock exchange;

(e)	if strictly and necessarily required in connection with legal proceedings related to this agreement; or

(f)	if the information is generally and publicly available other than as a result of a breach of confidence by the person receiving the information.

Where information is disclosed in accordance with paragraphs (a), (b) or (c), then the recipient must undertake an obligation of confidentiality in respect of the information they receive similar to this clause 9.

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10	Nature of memorandum of understanding

This memorandum of understanding (including the terms of the Recitals) constitutes a legal and binding agreement between the parties.

11	Governing law

These memorandum of understanding are governed by the law in force in Hong Kong, and the parties submit to the jurisdiction of the courts of Hong Kong.

12	Further assistance

Each of Empire Energy, GSLM and Malcolm Bendall will promptly provide Smart Win with all information and assistance it reasonably requires in respect of all governmental and regulatory filings, notifications and approvals required in connection with this memorandum and the transactions contemplated by it.

13	Process Agent

Each of Empire Energy, GSLM and Malcolm Bendall hereby irrevocably appoints Ms Jenet Wu of 19/F Dahshing Life Building, 101 Des Voeux Road, Central, Hong Kong (Tel: +852 23171678) as its agent for the service of process in Hong Kong. If that person ceases to act as such for whatever reason each of Empire Energy, GSLM and Malcolm Bendall must immediately appoint another person in Hong Kong as their agent by notice to Smart Win.

14	Costs

Each party is responsible for its own costs in connection with the negotiation and preparation of these memorandum of understanding and completion of the transaction contemplated by them.

15	Counterparts

This memorandum of understanding may consist of a number of copies, each signed by one or more parties. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of the memorandum of understanding.

EXECUTED as an agreement

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Memorandum of understanding

Schedule 1 - Joint venture terms

1.	Each party (or in the case of Smart Win an Australian subsidiary company) will hold an equity interest in specified percentages of an unincorporated joint venture.

2.	Royalties, taxes, operating costs, financial expenses and production expenses will be met rateably by the parties based on their equity interests.

3.	Each party is entitled to a share of production based on its equity interest.

4.	Smart Win may choose to raise the funding for its participation in the Joint Venture by way of project financing from other financial institution(s). Empire Energy and GSLM agree to attempt to accommodate all reasonable requirements from the financial institution(s). In particular, Smart Win may give such institutions security over of its share of the Joint Venture.

5.	After execution of full AUD$45,000,000.00 investment in the Joint Venture by Smart Win, the Executive Board of the Joint Venture will consist of 6 executives, GSLM will send 3 executives to serve as the directors in the Joint Venture while Smart Win will also send 3 executives to serve as the directors in the Joint Venture. The simple majority is adopted for all decisions of the Executive Board of the Joint Venture. All executives have one vote. Smart Win may nominate 1 of its 3 executives on the Executive Board of the Joint Venture as Chairman of the Executive Board of the Joint Venture and, in the event of a deadlock of the Executive Board of the Joint Venture, the Chairman shall have a casting vote.

6.	After execution of full AUD$45,000,000.00 investment in the Joint Venture by Smart Win, Empire Energy, GSLM, Smart Win and the Joint Venture will sign an operating agreement to establish a Joint Management Committee. The Joint Management Committee is under the management of the Joint Venture, and will consist of 6 managers, including 3 managers supplied by Empire Energy/GSLM and 3 managers by Smart Win. The simple majority is adopted for all decisions of the Joint Management Committee. All managers have one vote. Smart Win may nominate 1 of its 3 managers on the Joint Management Committee as Chairman of the Joint Management Committee and, in the event of a deadlock of the Joint Management Committee, the Chairman shall have a casting vote.

7.	GSLM will be appointed by the Joint Venture to act as operator and to operate all identified works under SEL 13/98 on terms approved in the joint venture agreement. An Operating Agreement will be entered into by both parties. This appointment will be subject to GSLM continuing to have a share in the Joint Venture.

8.	All of the assets used the Joint Venture will be owned by the participants in the

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proportions of their respective equity shares. All contracts entered into by the Joint Venture will be entered into by all parties in proportion to their equity interests.

9.	The development of the Joint Venture must be carried out by the operator in accordance with the overall plan for the Project, and the annual programmes and budgets, in each case as decided by the Joint Venture board or the management committee.

10.	If any party sells its share in the Joint Venture, the other parties will have a right of first refusal in respect of that share.

11.	Where any party defaults under the Joint Venture agreement, the other parties may acquire its shares in the Joint Venture at a fair market value agreed by the parties or determined by an independent expert.

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Schedule 2 - Budget

Budget for disbursement of proceeds of Senior Secured Note:

1. Payment to mobilize drilling contractor, Hunt Energy,	AUD$	2,345,200.00

2. RPS Energy	AUD$	57,966.25

3. Working Capital	AUD$	783,000.00

4. Share Registration SB2 Costs	AUD$	100,000.00

5. Sub Total	AUD$	3,286,166.25

6. Drilling Program for Joint Approval	AUD$	1,713,834.00

7. Total	AUD$	5,000,000.00

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Signing page

DATED: 17 July 2008

EXECUTED by SMART WIN INTERNATIONAL LIMITED by authority of its directors: /s/ Stewart, Cheng Kam Chiu	) ) ) ) ) ) ) ) ) ) ) )	/s/ Terrance Kang
Signature of director Stewart, Cheng Kam Chiu		Signature of director Kong Siu Jim
Name of director (block letters)		Name of director

EXECUTED by EMPIRE ENERGY CORPORATION INTERNATIONAL by authority of its directors: /s/ Graham Rogers	) ) ) ) ) ) ) ) ) ) ) )	/s/ Clive Burrett
Signature of director Graham Rogers		Signature of director Clive Burrett
Name of director (block letters)		Name of director

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EXECUTED by GREAT SOUTH

LAND MINERALS LIMITED in

accordance with section 127(1) of the

Corporations Act 2001 (Cwlth) by

authority of its directors:

/s/ Clive Burrett

Signature of director

Clive Burrett

Name of director (block letters)

	) ) ) ) ) ) ) ) ) ) ) )	/s/ Graham Rogers Signature of director Graham Rogers Name of director

SIGNED by MALCOLM BENDALL in the presence of: /s/ Zhang Wanxin Signature of witness Zhang Wanxin Name of witness (block letters)	) ) ) ) ) ) ) ) ) )	/s/ Malcolm Bendall Signature of MALCOLM BENDALL

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Annexure

Annex Senior Secured Note, Guarantee and Pledge Agreement

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